Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS
Jerry Parrott
Vice President, Corporate Communications
301-315-2777
Kate de Santis
Director, Investor Relations
301-251-6003
HUMAN GENOME SCIENCES ANNOUNCES FINANCIAL RESULTS FOR 2006
AND PROGRESS TOWARD COMMERCIALIZATION
              - Dosing initiated in Albuferon® and LymphoStat-B® Phase 3 trials -
              - 2006 net cash burn of $121 million compared to $233 million in 2005 -
ROCKVILLE, Maryland — February 27, 2007 — Human Genome Sciences, Inc. (NASDAQ: HGSI) today announced financial results for the quarter and full-year ended December 31, 2006, and provided operational highlights.
“HGS is now a Phase 3 company,” said H. Thomas Watkins, President and Chief Executive Officer, Human Genome Sciences. “We are advancing toward commercialization with two strong lead products — Albuferon for hepatitis C and LymphoStat-B for lupus — in late-stage development, both with blockbuster potential. We have an exciting earlier-stage pipeline, led by our TRAIL receptor antibodies for cancer. Our cash position is strong, and our net cash burn is reduced. The cornerstones are now in place, and we are building a company that we believe will generate sustainable revenue growth for years to come.”
FULL-YEAR 2006 FINANCIAL RESULTS
The Company reported 2006 net cash burn of $121.3 million, compared to $233.0 million in 2005. As of December 31, 2006, cash and investments totaled $763.1 million, of which $701.9 million is unrestricted and available for operations. This compares to cash and investments totaling $646.2 million, of which $426.0 million was unrestricted and available for operations, as of December 31, 2005.
HGS reported increased revenues of $25.8 million for the year ended December 31, 2006, compared with revenues of $19.1 million for 2005. Revenues for the year included $9.8 million recognized from the Albuferon® and LymphoStat-B® agreements with Novartis and GlaxoSmithKline (GSK) — a small part of the total of $69.0 million in cash received in 2006 in connection with these agreements. Revenues for the year also included $9.7 million recognized from GSK related to the clinical progress of GSK716155 (formerly Albugon®), GSK649868, and GSK626616.
The Company’s net loss for 2006, in accordance with Generally Accepted Accounting Principles (GAAP), was $251.2 million ($1.91 per share). This compares with the net loss of $239.4 million ($1.83 per share) for 2005. The 2006 net loss includes $26.1 million ($0.20 per share) in non-cash stock-based compensation expense related to employee stock option awards, and $29.5 million ($0.22 per share) in primarily non-cash charges related to real estate transactions and the Company’s facilities consolidation program. The net loss also includes a gain of $14.8 million ($0.11 per share) on the sale of a long-term equity investment.
“We substantially strengthened the Company’s cash position in 2006,” said Tim Barabe, Senior Vice President and Chief Financial Officer. “Our unrestricted cash available for operations has grown to $702 million at the end of 2006 from $426 million at the end of 2005. In addition, we completed our facilities consolidation program, and substantially reduced our net cash burn through a combination of tight spending control, increased revenues and clinical development cost-sharing.”
FOURTH QUARTER 2006 FINANCIAL RESULTS
HGS reported revenues for the fourth quarter ended December 31, 2006, of $10.0 million, which compares with revenues of $9.3 million for the same period of the previous year.
The Company’s net loss in the fourth quarter, in accordance with GAAP, was $66.9 million ($0.50 per share), including $5.8 million ($0.04 per share) in non-cash stock-based compensation expense related to employee stock option awards and $12.7 million ($0.10 per share) in primarily non-cash charges related to the Company’s facilities consolidation program. This compares with the net loss for the fourth quarter of 2005 of $69.5 million ($0.53 per share). In 2005, stock-based compensation expense related to employee stock option awards was not recognized in the net loss.
HIGHLIGHTS OF RECENT PROGRESS
Albuferon®
In December 2006, HGS initiated dosing in ACHIEVE-1, the first of two pivotal Phase 3 clinical trials of Albuferon (albinterferon alfa-2b). ACHIEVE 1 will evaluate Albuferon vs. Pegasys in combination with ribavirin in patients with chronic hepatitis C genotype 1. In a separate press release issued earlier today, HGS announced the initiation of dosing in ACHIEVE 2/3, a Phase 3 trial that will evaluate Albuferon in combination with ribavirin in patients with HCV genotypes 2 or 3. HGS expects to complete enrollment in both Phase 3 trials in 2007. Albuferon is being developed by HGS and Novartis under an exclusive worldwide development and commercialization agreement entered into in June 2006. In January 2007, HGS received a $47.5 million payment from Novartis related to the initiation of dosing in ACHIEVE-1.
LymphoStat-B®
On February 13, 2007, HGS and GSK announced the initiation of dosing in BLISS-76, one of two pivotal Phase 3 clinical trials of LymphoStat-B (belimumab) in patients with active systemic lupus erythematosus (SLE). The second Phase 3 trial, BLISS-52, is expected to begin in the first half of 2007. The Company expects both trials to enroll patients throughout 2007, with completion of enrollment planned for 2008. LymphoStat-B is being developed by HGS and GSK under a definitive development and commercialization agreement entered into in August 2006.
Products in GSK Pipeline
The number of small-molecule drugs in the GSK clinical pipeline that were discovered by GSK based on HGS technology doubled in 2006. In the second half of 2006, GSK initiated clinical development of GSK626616, a DYRK3 antagonist for the treatment of anemia, and GSK649868, an orexin antagonist, now in Phase 2 trials for the treatment of sleep disorders. The other two are darapladib, in Phase 2/3 trials for the treatment of atherosclerosis, and relacatib, in phase 1 trials for the treatment of bone disease. In addition, the GSK pipeline includes GSK716155 (formerly Albugon®), an albumin-fusion protein created by HGS using the Company’s proprietary technology. HGS licensed Albugon to GSK in late 2004, and it is now in Phase 2 development for the treatment of diabetes.
Facilities Consolidation
HGS completed its facilities consolidation program in the fourth quarter of 2006. All of the company’s U.S. operations are now housed in four buildings on two sites, down from 13 buildings on four sites at the end of 2003. In the fourth quarter of 2006, HGS subleased a former R&D facility to Novavax. HGS also entered into a Letter of Intent (LOI) with a different company to sublease part of another facility, and is currently receiving payments under the LOI.
2007 FINANCIAL GUIDANCE
HGS updated the guidance provided in early January, to reflect the effect of favorable final 2006 year-end results:
•	The Company expects 2007 net cash burn to be in the range of $145-165 million.

•	Revenue is expected to increase by approximately 50% from 2006 to 2007.

•	Total expenses, R&D expenses and G&A expenses are expected to remain approximately flat from 2006 to 2007.

•	HGS now expects cash and investments at year-end 2007 to total in the range of $580-600 million.
CONFERENCE CALL
HGS management will hold a conference call to discuss this announcement today at 5:00 PM Eastern time. Investors may listen to the call by dialing 800-263-8506 or 719-457-2681, passcode 1549825, five to ten minutes before the start of the call. A replay of the conference call will be available within a few hours after the call ends. Investors may listen to the replay by dialing 888-203-1112 or 719-457-0820, confirmation code 1549825. Today’s conference call also will be webcast and can be accessed at www.hgsi.com. Investors interested in listening to the live webcast should log on before the conference call begins in order to download any software required. Both the audio replay and the archive of the conference call webcast will remain available for several days.

ABOUT HUMAN GENOME SCIENCES
The mission of HGS is to apply great science and great medicine to bring innovative drugs to patients with unmet medical needs.
The HGS clinical development pipeline includes novel drugs to treat hepatitis C, lupus, anthrax disease, cancer, rheumatoid arthritis and HIV/AIDS. The Company’s primary focus is rapid progress toward the commercialization of its two lead compounds, Albuferon® for hepatitis C, and LymphoStat-B® for lupus. Phase 3 clinical trials of both compounds are now underway.
In June 2006, HGS announced that the U.S. Government exercised its option under an existing contract to purchase 20,000 doses of ABthrax™ for the treatment of anthrax disease. Other HGS drugs in clinical development include three TRAIL receptor antibodies for the treatment of hematopoietic and solid malignancies, in addition to an antibody to the CCR5 receptor for the treatment of HIV/AIDS.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals or patients interested in clinical trials involving HGS products may inquire via the Contact Us section of the company’s web site, www.hgsi.com/products/request.html, or by calling us at (301) 610-5790, extension 3550.
HGS, Human Genome Sciences, ABthrax, Albuferon, Albugon and LymphoStat-B are trademarks of Human Genome Sciences, Inc.
NON-GAAP PRO FORMA FINANCIAL MEASURES
The pro forma financial measures used in this press release are not prepared in accordance with generally accepted accounting principles (GAAP). Non-GAAP pro forma financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company’s management refers to these non-GAAP pro forma financial measures in making operational decisions because they provide meaningful supplemental information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results. In addition, the Company has historically reported financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP pro forma financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial results attached to this press release.
SAFE HARBOR STATEMENT
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities and clinical trials, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company will continue to face risks related to animal and human testing, to the manufacture of ABthrax and to FDA concurrence that ABthrax meets the requirements of the ABthrax contract. If the Company is unable to meet the product requirements associated with the ABthrax contract, the U.S. Government will not be required to reimburse the Company for the costs incurred or to purchase any ABthrax doses. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
(See selected financial data on following pages.)

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS:

	Three months ended				Three months ended
	December 31, 2006				December 31, 2005
	GAAP	Adjustments		Pro Forma	GAAP/Pro Forma(a)
	(dollars in thousands, except share and per share amounts)
Revenue — R&D contracts	$10,011	$—		$10,011	$9,272

Costs and expenses:

Research and development	48,527	(3,509	)(a)	45,018	66,075
General and administrative	13,959	(2,290	)(a)	11,669	15,351
Lease termination and restructuring charges	12,670	(12,670	)(b)	—	—

Total costs and expenses	75,156	(18,469)		56,687	81,426

Income (loss) from operations	(65,145)	18,469		(46,676)	(72,154)

Net investment income (expense)	(1,799)	—		(1,799)	2,952

Gain (loss) on extinguishment of debt	—	—		—	(306)

Income (loss) before taxes	(66,944)	18,469		(48,475)	(69,508)

Provision for income taxes	—	—		—	—

Net income (loss)	$(66,944)	$18,469		$(48,475)	$(69,508)

Net income (loss) per share, basic and diluted	$(0.50)	$0.14		$(0.36)	$(0.53)

Weighted average shares outstanding, basic & diluted	132,953,759	132,953,759		132,953,759	130,953,948

(a)	Represents stock-based compensation expense for employee stock options associated with the adoption of FAS 123(R) on January 1, 2006 of $5,799 for the three months ended December 31, 2006. Because no stock-based compensation award expense was recorded before 2006, GAAP and Pro Forma results for the three months ended December 31, 2005 are the same.

(b)	Represents primarily non-cash charges of $12,670 in the fourth quarter of 2006 for exit and impairment charges related to facilities consolidation.

	Twelve months ended				Twelve months ended
	December 31, 2006				December 31, 2005
	GAAP	Adjustments		Pro Forma	GAAP/Pro Forma(a)
	(dollars in thousands, except share and per share amounts)
Revenue — R&D contracts	$25,755	$—		$25,755	$19,113

Costs and expenses:
Research and development	209,242	(16,140	)(a)	193,102	228,717
General and administrative	53,101	(9,955	)(a)	43,146	42,066
Lease termination and restructuring charges	29,510	(29,510	)(b)	—	—

Total costs and expenses	291,853	(55,605)		236,248	270,783

Income (loss) from operations	(266,098)	55,605		(210,493)	(251,670)
Net investment income (expense)	166	—		166	12,133
Gain (loss) on extinguishment of debt	—	—		—	(1,204)
Gain on sale of investment	14,759	(14,759	)(c)	—	1,302

Income (loss) before taxes	(251,173)	40,846		(210,327)	(239,439)
Provision for income taxes	—	—		—	—

Net income (loss)	$(251,173)	$40,846		$(210,327)	$(239,439)

Net income (loss) per share, basic and diluted	$(1.91)	$0.31		$(1.60)	$(1.83)

Weighted average shares outstanding, basic & diluted	131,815,414	131,815,414		131,815,414	130,772,233

(a)	Represents stock-based compensation expense for employee stock options associated with the adoption of FAS 123(R) on January 1, 2006 of $26,095 for the twelve months ended December 31, 2006. Because no stock-based compensation award expense was recorded before 2006, GAAP and Pro Forma results for the twelve months ended December 31, 2005 are the same.

(b)	Represents primarily non-cash charges of $16,840 in the second quarter of 2006 related to the termination of the Company’s former lease for its headquarters and office facility, and primarily non-cash charges of $12,670 in the fourth quarter of 2006 for exit and impairment charges related to facilities consolidation.

(c)	Represents the gain on the sale of the long-term investment in Cambridge Antibody Technologies Ltd. recorded in the second quarter of 2006.
CONSOLIDATED BALANCE SHEET DATA:

	As of	As of
	December 31, 2006	December 31, 2005
	(dollars in thousands)
Cash, cash equivalents and investments (d)	$763,084	$646,220
Total assets (d)	1,149,668	997,046
Total debt, less current portion	751,526	510,000
Total stockholders’ equity (e)	213,923	416,966

(d)	Includes $61,165 and $220,171 in restricted investments at December 31, 2006 and 2005, respectively.

(e)	As of December 31, 2006, there were 133,820,053 shares of common stock outstanding.
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